UNAUDITED PROFORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS

For the Year Ended May 31, 2004

		Low Carb	Proforma Adjustments
	Vitasti, Inc.	Centre	Minority	Income	Proforma
	Historical	Historical	Interest	Tax	Combined
Equipment rents	$ 14,080	$ -			$ 14,080
Sales		968,483			968,483
Cost of sales		(493,368)			(493,368)
Gross profit	14,080	475,115			489,195
Operating expenses	1,485,413	481,489			1,966,902
Impairment of goodwill	82,100	-			82,100
Income (loss)
from operations	(1,553,433)	(6,374)			(1,559,807)
Other income (expense)		1,125			1,125
Interest expense	(24,957)				(24,957)
Provision for income tax		(6,500)		6,500	-
Minority interest		(4,278)	4,278		-
Net loss	$(1,578,390)	$ (16,027)			$(1,583,639)

See Notes to Unaudited Proforma Condensed Combined Financial Statements

UNAUDITED PROFORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS

For the Six Months Ended November 30, 2004

		Low Carb	Proforma Adjustments
	Vitasti, Inc.	Centre	Minority	Income	Proforma
	Historical	Historical	Interest	Tax	Combined
Equipment rents	$ 10,360	$ -			$ 10,360
Sales		342,293			342,293
Cost of sales		(179,288)			(179,288)
Gross profit	10,360	163,005			173,365
Operating expenses	96,341	374,197			470,538
Impairment of goodwill		-			-
Income (loss)
from operations	(85,981)	(211,192)			(297,173)
Other income (expense)	(2,439)				(2,439)
Interest expense					-
Provision for income tax
Minority interest		4,278	(4,278)		-
Net loss	$ (88,420)	$ (206,914)			$ (299,612)

See Notes to Unaudited Proforma Condensed Combined Financial Statements

NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

1.	On November 23, 2004, Vitasti, Inc. ("Vitasti") acquired 100% of the outstanding shares of stock of Low Carb Centre, Inc. ("LCC"), Low Carb Bakery, Inc. ("LCB"), and McNabb & Associates ("MNA") (collectively, "Low Carb Centre"), a privately held Canadian company, in exchange for 14,743,199 shares of Vitasti's common stock.

2.	The unaudited proforma condensed combined statements of operations for the six months ended November 30, 2004, and the year ended May 31, 2004, are based on historical financial statements of Vitasti and Low Carb Centre. The unaudited proforma condensed combined statement of operations for the six months ended November 30, 2004, has been prepared to illustrate the effects of the combination of Vitasti and Low Carb Centre as if the combination occurred June 1, 2004. The unaudited proforma condensed combined statement of operations for the year ended May 31, 2004, has been prepared to illustrate the effects of the combination of Vitasti and Low Carb Centre as if the combination occurred June 1, 2003.

The proforma condensed combined financial statements may not be indicative of the actual results of the acquisition. The proforma adjustments are based upon available information and certain assumptions that management believes are reasonable. The accompanying unaudited proforma condensed combined financial statements should be read in connection with the historical financial statements of Vitasti.

3.	A proforma balance sheet is not presented because the consolidated balance sheet for Vitasti, Inc. included in their Form 10-QSB filing as of November 30, 2004, included the accounts of Low Carb Centre at that date.

4.	The functional currency for the companies included in the Low Carb Centre group is the Canadian dollar. For purposes of these proforma financial statements, the accounts of the companies are converted into U.S. dollars at the rate of exchange in effect as of May 31, 2004, with respect to the year then ended and at the rate of exchange in effect as of November 30, 2004, with respect to the six months then ended. The applicable conversion rate used was CDN$1 = USD$0.7335 and CDN$1 = USD$0.8401, for May 31, 2004, and November 30, 2004, respectively.

5.	Proforma adjustments include the effect of the following:

a.	Minority interest: Vitasti acquired 100% of the stock of Low Carb Bakery, 40% of which had been held by a minority interest. For purposes of the proforma presentation, the minority interest has been eliminated.

b.	Income tax: On a proforma combined basis, the combined company would not have had taxable income. Any resulting deferred tax asset would have been fully offset by a valuation allowance.

c.	Recognition of customer lists on the acquisition of Low Carb Centre with an indefinite life, therefore, there is no amortization expense recorded as a proforma adjustment.